Exhibit 10.2

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

RESTRICTED STOCK GRANT AGREEMENT

Auxilium Pharmaceuticals, Inc. (the “Company”) has granted you a restricted stock award under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”). The terms of the grant are set forth in the Restricted Stock Grant (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to fully understand the Grant.

SUMMARY OF RESTRICTED STOCK GRANT

Grantee:

Date of Grant:	, 2007

Total Number of Shares Granted:

Vesting Schedule*:

*	Unless the Committee (as defined in the Grant) determines otherwise, the Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date for the restricted stock grant to vest.

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

RESTRICTED STOCK GRANT

This RESTRICTED STOCK GRANT, dated as of                     , 2007 (the “Date of Grant”), is delivered by Auxilium Pharmaceuticals, Inc. (the “Company”) to                          (the “Grantee”).

RECITALS

A. The Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”), provides for the grant of restricted stock in accordance with the terms and conditions of the Plan.

B. The Compensation Committee (the “Committee”) of the Board of Directors [or, for Director grants, the Board of Directors; all committee references to be changed accordingly] of the Company has decided to make a restricted stock grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. The Grantee may receive a copy of the Plan by contacting                              at                             .

NOW, THEREFORE, the parties to this restricted stock grant agreement (this “Agreement”), intending to be legally bound hereby, agree as follows:

1. Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee          shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (“Restricted Stock”). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to the Agreement and the Plan.

2. Vesting and Nonassignability of Restricted Stock.

(a) The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(c) and 2(d) shall lapse, according to the following vesting schedule, if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant until the applicable vesting date:

Vesting Date	Vested Shares

The vesting of the Restricted Stock shall be cumulative, but shall not exceed 100% of the shares underlying the Restricted Stock. If the foregoing schedule would produce fractional shares, the number of shares that vest shall be rounded down to the nearest whole share.

(b) [Notwithstanding the provisions in subsection (a) above, if a Change of Control (as defined in the Plan) occurs while the Grantee is employed by, or providing service to, the Company, the Restricted Stock shall automatically become immediately vested in full.] [Optional.]

(c) If the Grantee’s employment or service with the Employer terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not [then vested / vested as of the end of the severance period set forth in that certain Employment Agreement between Grantee and the Company dated as of                             ] shall be forfeited and must be immediately returned to the Company[, and the Company shall pay to the Grantee, as consideration for the return of the non-vested shares, the lesser of $             per share or the Fair Market Value (as defined in the Plan) of a share on the date of the forfeiture, for each returned share].

(d) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee, except as permitted under the Plan or by the Committee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3. Issuance of Certificates.

(a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b) When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.

(c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

4. Change of Control. [Except as provided in Section 2(b) herein,] the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

5. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Restricted Stock is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Stock pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. Withholding. The Employer may require that the Grantee or other person receiving the Restricted Stock pay to the Employer, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to the Restricted Stock. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7. No Employment or Other Rights. The grant of the Restricted Stock shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

8. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

9. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

10. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

AUXILIUM PHARMACEUTICALS, INC.

By:

I hereby accept the Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:
Date: